Exhibit 3.1

        Industry Canada        Industríe Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

ABITIBI-CONSOLIDATED INC.	337578-1

Name of corporation-Denomination de la société	Corporation number-Numero de la société

I hereby certify that the above-named

corporation resulted from an amalgamation,

under section 185 of the Canada Business

Corporations Act, of the corporations set out in

the attached articles of amalgamation.

Je certifie que la société susmentionnée

est issue d’une fusion, en vertu de

l’article 185 de la Loi canadienne sur

les sociétés par actions, des sociétés

dont les dénominations apparaissent dans

les statuts de fusion ci-joints.

May 30, 1997/le 30 mai 1997

Director - Directeur	Date of Amalgamation - Date de fusion

CANADA BUSINESS

CORPORATIONS ACT

FORM 9

ARTICLES OF AMALGAMATION

(SECTION 185)

1–	Name of amalgamated corporation

ABITIBI-CONSOLIDATED INC.

2–	The place in Canada where the registered office is to be situated

Metropolitan Region of Montréal, Province of Québec.

3–	The classes and any maximum number of shares that the Corporation is authorized to issue

The Corporation is authorized to issue:

(a) an unlimited number of Common Shares; and

(b) an unlimited number of Class A Preferred Shares, issuable in series.

The rights, privileges, restrictions and conditions attaching to the authorized shares in the capital of the Corporation shall be as follows:

1.	PROVISIONS ATTACHING TO COMMON SHARES

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1	Dividends

Subject to the prior rights of the holders of the Class A Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive any dividends declared by the board of directors of the Corporation and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation, out of moneys properly applicable to the payment of dividends, in money or in property or by issuing fully paid shares of the Corporation, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

1.2	Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purposes of winding-up its affairs, subject to the prior rights of the holders of the Class A Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

1.3	Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

2.	PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARES

The Class A Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1	Directors’ Authority to Issue In One or More Series

The board of directors of the Corporation may issue the Class A Preferred Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time (or means of calculating the same) and place or places of payment of dividends, whether such dividends are cumulative or non-cumulative or partially cumulative, the date or dates from which such dividends shall accrue, if they are to accrue, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act, as from time to time amended, varied or replaced (the “Act”)) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

2.2	Ranking of Class A Preferred Shares

No rights, privileges, restrictions or conditions attached to a series of Class A Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preferred Shares then outstanding. The Class A Preferred Shares shall be entitled to priority over the Common Shares and over any other shares of the Corporation ranking junior to the Class A Preferred Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preferred Shares are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preferred Shares with respect to repayment of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the rights, privileges, restrictions and conditions attached to the Class A Preferred shares as a class, over the Common Shares and over any other shares of the Corporation ranking junior to the Class A Preferred Shares as may be determined by the board of directors of the Corporation.

2.3	Distributions on Junior Classes

No dividends shall at any time be declared or paid or set apart for payment on any shares of the Corporation ranking junior to the Class A Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Class A Preferred Shares, nor shall the Corporation at any such time call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any shares of the Corporation ranking junior to the Class A Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of the Class A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

2.4	Pre-emptive Rights

The holders of Class A Preferred Shares shall not, as such, be entitled as of right to subscribe for or to purchase or receive the whole or any part of any shares, bonds, debentures or other securities or any rights to acquire the same, which may from time to time be issued by the Corporation except in accordance with any conversion rights set forth in the rights, restrictions, conditions and limitations attaching to the Class A Preferred Shares of any series.

2.5	Voting Rights

Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preferred Shares, the holders of the Class A Preferred Shares as a class shall not be entitled as such to receive notice of, or attend or to vote at, any meeting of the shareholders of the Corporation.

2.6	Restrictions on Issuances of Senior Shares

No class of shares equal or senior to the Class A Preferred Shares may be created or issued without the approval of the holders of each series of Class A Preferred Shares, voting as a class and separately as a series.

2.7	Approval of Holders of Class A Preferred Shares

The rights, privileges, restrictions and conditions attached to the Class A Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preferred Shares given as hereinafter specified.

The approval of the holders of Class A Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Class A Preferred Shares may, subject to the provisions of the Act, be given by resolution signed by all the holders of Class A Preferred Shares or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Class A Preferred Shares duly called for that purpose and at which holders of Class A Preferred Shares representing not less than a majority of the aggregate of the amounts of consideration stated in all Class A Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of the required amount of Class A Preferred Shares are not present or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 15 days later, and to such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of Class A Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than the required amount of Class A Preferred Shares, may transact the business for which the meeting was originally called, and a resolution duly passed and carried thereat by not less than two thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Class A Preferred Shares hereinbefore mentioned. Notice of any such original meeting of the holders of the Class A Preferred Shares shall be given not less than 21 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than 10 days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting was called. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Act and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at any such original or adjourned meeting of holders of Class A Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Class A Preferred Shares, each holder entitled to vote thereat shall have one vote in respect of each Canadian $1.00 of the redemption price (or, if there is no determinable redemption price for Class A Preferred Shares of any series, the issue price per Class A Preferred Share of such series or, if there is no determinable issue price for Class A Preferred Shares of such series, the dollar amount determined by the directors of the Corporation for that purpose before the issuance of Class A Preferred Shares of such series) in respect of each Class A Preferred Share held by such holder.

4 -	Restrictions, if any, on share transfers

There shall be no restrictions on the issue, transfer or ownership of shares of the Corporation.

5 -	Number (or minimum and maximum number) of directors

The board of directors of the Corporation shall be a minimum of three directors and a maximum of 21 directors, the number to be determined by the board of directors from time to time. The initial board of directors shall consist of 16 directors. No change in the number of directors shall be effected before the first annual meeting of shareholders of the Corporation. Thereafter, the directors of the Corporation can increase or decrease the number of directors between the minimum and maximum number. The board of directors will be authorized to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed will not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

6 -	Restrictions, if any, on business the Corporation may carry on

None.

7 -	Other provisions, if any

None.

8 -	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

☒	183

☐	184(1)

☐	184(2)

9 -	Name of the amalgamating corporations

(a)	Abitibi-Price inc.

(b)	Stone-Consolidated Corporation - Corporation Stone-Consolidated

Corporation No.

(a)	221103-3

(b)	3197212

Date	(a) Signature

May 20, 1997
Ronald Y. Oberlander

Title

Chairman and Chief Executive Officer

Date	(b) Signature

May 20, 1997
James Doughan

Title

President and Chief Executive Officer

FOR DEPARTMENTAL USE ONLY

Corporation No.	337578-1

        Industry Canada        Industríe Canada

Canada Business Corporations Act	Loi canadienne sur Its sociétés par actions

CERTIFICATE OF COMPLIANCE S.S. 263(2)	CERTIFICAT DE CONFORMITÉ S.S. 263(2)

ABITIBI-CONSOLIDATED INC.	337578-1

Name of corporation-Denomination de la société	Number - Numéro

I HEREBY CERTIFY that the corporation

named above is a body corporate

incorporated or continued under the

Canada Business Corporations Act and not

discontinued under that Act and that it has

not been dissolved and it has sent to the

Director the required Annual Returns and

Financial Statements.

JE CERTIFIE, par les présentes, que la

société ci-dessus mentionnée est une

personne morale constituée ou prorogée

en vertu de la Loi canadienne sur les

sociétés par actions et n’a pas changé

de régime en vertu de cette Loi et

qu’elle n’a pas été dissoute et la société

a remis au directeur les rapports

annuels et les états financiers dont

l’envoi est requis.

May 30, 1997/le 30 mai 1997
Deputy Director - Directeur adjoint	Date

        Industry Canada        Industríe Canada

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

I HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF THE DOCUMENT MAINTAINED IN THE RECORDS OF THE DIRECTOR.	JE CERTIFIE, PAR LES PRÉSENTES, QUE LE DOCUMENT CI-JOINT EST UNE COPIE EXACTE D’UN DOCUMENT CONTENU DANS LES LIVRES TENUS PAR LE DIRECTEUR.

Deputy Director - Directeur adjoint	Date

CANADA PROVINCE OF ONTARIO JUDICIAL DISTRICT OF YORK	IN THE MATTER OF the Canada Business Corporations Act and of the articles of amalgamation of ABlTIBI- PRICE INC. and STONE-CONSOLIDATED CORPORATION - CORPORATION STONE-CONSOLIDATED

DECLARATION

I, Patrick G. Crowley, of the City of Oakville, in the Province of Ontario, SOLEMNLY DECLARE THAT:

1. I am the Senior Vice-President and Chief Financial Officer of ABITIBI-PRICE INC., one of the amalgamating corporations (hereinafter called the “Corporation”) and as such have personal knowledge of the matters herein declared.

2. There are reasonable grounds for believing that:

(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

Patrick G. Crowley
Senior Vice-President and
Chief Financial Officer

DECLARED before me in the City of Toronto, in the Province of Ontario, this 20th day of May, 1997.

A Commissioner, etc.

NANCI MADELEINE NICKERSON
a Commissioner, etc. Province of Ontario, while a student-at-law
Expires August 12, 1998

CANADA PROVINCE OF QUÉBEC JUDICIAL DISTRICT OF MONTREAL	IN THE MATTER OF the Canada Business Corporations Act and of the articles of amalgamation of ABITIBI- PRICE INC. and STONE-CONSOLIDATED CORPORATION - CORPORATION STONE-CONSOLIDATED

DECLARATION

I, Jean Van Neste, of the City of Montréal, in the Province of Quebec, SOLEMNLY DECLARE THAT:

1. I am the Senior Vice-President Finance, Chief Financial Officer and Secretary of STONE-CONSOLIDATED CORPORATION - CORPORATION STONE-CONSOLIDATED one of the amalgamating corporations (hereinafter called the “Corporation”) and as such have personal knowledge of the matters herein declared.

2. There are reasonable grounds for believing that:

(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

Jean Van Neste
Senior Vice-President Finance,
Chief Financial Officer and Secretary

DECLARED before me at the City of Montréal, in the Province of Québec, this 19th day of May 1997.

Commissioner for Oaths for the District of Montreal